UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 26, 2017

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704
(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 26, 2017, the Board of Directors (the “Board”) of Argos Therapeutics, Inc. (the “Company”) elected Richard G. Morrison, Ph.D., effective immediately, as a Class III director of the Company, with a term expiring at the Company’s 2020 Annual Meeting of Stockholders, to fill a vacancy on the Board.

     Dr. Morrison spent the majority of his career at Eli Lilly and Company where he served for thirty years in a variety of international leadership roles, including most recently as president and general manager of Lilly’s operations in Latin America. Prior to heading the Latin American companies, Dr. Morrison held several marketing and executive management positions in Europe, Africa and the Middle East, in both the pharmaceutical and agricultural divisions of the company. For three years during a period of very difficult macro-economics in Latin America, and certain other international markets, he lead a special group working to restructure the Lilly Latin American affiliates and operations, especially relating to organization and rationalization of manufacturing. This strategic work extended to Lilly Canada and Lilly Australia as well. Following his retirement from Eli Lilly in 1993, Dr. Morrison served on the faculty of the Cameron School of Business at the University of North Carolina Wilmington until December 2015. Dr. Morrison has also served on a number of boards of directors of companies in the medical industry, including aaiPharma, Inc. (now Alcami Corporation), a public pharmaceutical company, BeaconMedaes LLC (now Atlas Copco North America LLC), a private medical device company, Icagen, Inc., a public biotechnology company and the Diatron Group, a private medical instruments company. Dr. Morrison holds Masters and Ph.D. degrees from Louisiana State University and a B.S. degree from Stephen F. Austin University in East Texas, and served in the United States Navy. Over the years he has served on the boards of numerous charitable organizations, including the Raleigh North Carolina Chapter of the Juvenile Diabetes Research Foundation and the North Carolina Methodist Home for Children, and is co-Chair of the Mission of Hope for Sierra Leone, an organization dedicated to improving healthcare in Africa.

     In accordance with the Company's current non-executive director compensatory arrangements, Dr. Morrison (a) received an initial grant of an option to purchase 30,000 shares of the common stock, $0.001 par value per share, of the Company (“Common Stock”) upon his election to the Board, at an exercise price equal to the closing share price of the Common Stock on The NASDAQ Global Market on September 26, 2017, which becomes exercisable on a quarterly basis over the course of three years, subject to continued service to the Company, and remains exercisable thereafter until the tenth anniversary of the date of grant, (b) will receive a $40,000 annual cash retainer, and (c) will be eligible for committee fees. Upon election, Dr. Morrison was appointed to serve as a member of the Company’s Audit Committee.

     Dr. Morrison will enter into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), a copy of which was filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-193137), filed on December 30, 2013, and is incorporated herein by reference. The Indemnification Agreement will be in the same form as the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

     There are no arrangements or understandings between Dr. Morrison and any other person pursuant to which Dr. Morrison was elected as a director.

     A copy of the Company’s press release announcing Dr. Morrison’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 26, 2017, entitled “Argos Therapeutics Announces Appointment of Richard Morrison, PhD to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: September 26, 2017	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer